[CBRL GROUP, INC. LOGO]
Post Office Box 787
Lebanon, Tennessee
37088-0787
Phone 615.443.9869

Investor Contact: Lawrence E. White
Senior Vice President/Finance
and Chief Financial Officer
(615) 443-9869

Media Contact: Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. PLANS PUBLIC OFFERING

Nashville, TN (March 17, 2006) -- CBRL Group, Inc. (Nasdaq: CBRL) today announced that it intends to file a registration statement under the Securities Act of 1933 for the sale of the common stock of its wholly owned subsidiary Logan’s Roadhouse, Inc. to the public.

The offering is expected to be conducted by a syndicate of underwriters pursuant to a restructuring plan announced today by CBRL. The amount of common stock to be sold has not yet been determined.

The offering is expected to be completed on or before September 30, 2006.

As required by Rule 135 of the Securities and Exchange Commission, this notice is not intended to and does not constitute an offer of any securities for sale.

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